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                                                                    Exhibit 23.1


                  CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

         We consent to the references to our Reserve Report prepared for TransTexas Gas Corporation, and to the use of our name in TransAmerican Energy Corporation's Annual Report on Form 10-K for the fiscal year ended January 31, 1998 in the form and context in which they appear.

                                       Netherland, Sewell & Associates, Inc.


                                       By:  /s/ Danny D. Simmons
                                           -------------------------------------

Houston, Texas
May 1, 1998